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                                                                      Exhibit 4b

                                                                 FORM OF WARRANT

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                           ELECTRIC FUEL CORPORATION
                         COMMON STOCK PURCHASE WARRANT


                                                                    ______Shares


This certifies that, for value received, ____________ (the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, at any time, at or before the Expiration Date (as defined herein), but not thereafter, to purchase up to ________ shares of Common Stock, par value $.01 per share (the "Common Stock"), of Electric Fuel Corporation, a Delaware corporation (together with its successors, the "Corporation"). The purchase price per share payable upon the exercise of this Warrant shall be the Purchase Price. Upon exercise or conversion, the Holder shall receive a certificate or certificates for the Common Stock of the Corporation so purchased, upon presentation and surrender of this Warrant to the Corporation, with the form of subscription duly executed, and accompanied by payment of the Purchase Price of each share purchased as hereinafter provided. Payment of the Purchase Price shall be made by certified check or wire transfer.

          This Warrant is subject to the following terms and conditions:

     Section 1. Certain Definitions. For all purposes of this Warrant, unless
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the context otherwise requires:

     (1) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Corporation.

     (2) "Exercise Date" shall mean the date on which any holder shall exercise its right to purchase Common Stock hereunder.

     (3) "Expiration Date" shall mean the date that is [six months after the Closing][12 months after the Closing].
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     (4)  "Purchase Price" shall mean [$1.25 per share][$4.50 per share].

     (5) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Section 2.  Exercise of Warrant.
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     (1)  General.  The holder of this Warrant may, at any time, but not later
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than the Expiration Date, exercise this Warrant at the times and for the number of shares of Common Stock indicated, less the number of shares of Common Stock as to which this Warrant has been previously exercised, at the Purchase Price in effect on the Exercise Date.

     (2)  Mechanics of Exercise.  In order to exercise this Warrant in whole or
          ---------------------
in part, the holder hereof shall deliver to the Corporation the following: (i) a written notice of such holder's election to exercise this Warrant, which notice shall be in substantially the form of the Subscription Notice attached hereto as Exhibit A and shall specify the number of shares of Common Stock to be purchased, (ii) a certified check or checks or wire transfer payable to the Corporation in an amount equal to the aggregate Purchase Price of the number of shares of Common Stock being purchased, and (iii) this Warrant. The Corporation shall, as promptly as practicable, and in any event within 10 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The stock certificate or certificates so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date said notice and payment is received by the Corporation as stated above. If this Warrant shall have been exercised only in part, the Corporation shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the shares comprising the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, other than as provided for in Section 7 hereof or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Corporation shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates and new Warrants under this Section.

     (3)  Fractional Shares.  No fractional shares or scrip representing
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fractional shares shall be issued upon the exercise of any Warrant. If, upon the exercise of any Warrant, the registered holder would, except for the provisions of this Section 2, be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share multiplied by the then fair market value of a share of such Common Stock shall be paid by the Corporation in cash to such registered holder.

     Section 3.  Legend on Certificates; Exercise Subject to Compliance with
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Laws; Transfer Restricted.
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     (1)  Legend.  The holder understands that each certificate representing
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shares of Common Stock issued upon exercise of all or part of this Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws and may not be offered, sold or otherwise transferred without an effective registration statement related thereto or an opinion of counsel in form and substance satisfactory to the Corporation that such registration is not required under the Securities Act or such state laws."

     (2)  Compliance with Laws.  The holder acknowledges and agrees that the
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exercise of this Warrant is subject to compliance with all federal and state securities laws applicable to such exercise. The holder of this Warrant may not exercise, sell, transfer or otherwise assign this Warrant unless there is a registration statement under the Securities Act effective with regards to it or unless the Corporation is provided with an opinion of counsel reasonably satisfactory in form and substance to the Corporation, or such other assurances as it may reasonably require, to the effect that such exercise, sale, transfer, or assignment does not violate the Securities Act or applicable state securities laws. This Warrant and the Shares of Common Stock issuable upon exercise hereof shall be "Registrable Securities" as defined under the Registration Rights Agreement entered into on the date hereof by the Holder, the Corporation and other Purchasers identified therein.

     (3)  Warrant Holder Not Deemed A Stockholder.  No holder of this Warrant
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shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

     Section 4.  Reservation of Shares; Validly Issued Shares.
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     (1)  Reservation of Shares.  The Corporation covenants that it will at all
          ---------------------
times reserve and hold available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants.

     (2)  Validly Issued Shares.  The Corporation covenants that all shares of
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Common Stock, which shall be issuable upon exercise of this Warrant, shall, at the time of delivery, be duly authorized, validly issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof (other than those
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which the Corporation shall promptly pay or discharge).

     (c)  Stock Dividends.  If and whenever at any time the Corporation shall
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declare a dividend or make any other distribution upon any class or series of stock of the Corporation payable in Common Shares or securities convertible into or exercisable for Common Stock, the number of Common Shares to be obtained upon exercise of this Warrant shall be proportionately adjusted to reflect the issuance of any such securities issuable in payment of such dividend or distribution.

     (d)  Subdivision or Combination of Stock.  If and whenever the Corporation
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shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

     (e)  Recapitalizations.  If at any time or from time to time (a) there
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shall be any capital reorganization or reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of the Common Stock) or (b) the Corporation pays any distribution or dividend in cash or property of the Corporation in complete or partial liquidation (but not including ordinary periodic cash dividends) (any such event being referred to herein as a "recapitalization"), provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of the
Warrant the number of shares of stock or other securities or cash or property of the Corporation (or of the successor corporation resulting from any consolidation or merger) to which a holder of Common Shares deliverable upon exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e) with respect to the rights of the holder of the Warrant after the recapitalization to the end that the provisions of this Section 5(e) (including adjustment of the Purchase Price then in effect and the number of shares for which the Warrant may be exercised) shall be applicable after that event in as nearly an equivalent manner as may be practicable. The Corporation shall not effect any such recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the holder of this Warrant such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions. The Corporation shall provide at least ten days advance written notice to the holder of record of this Warrant of the occurrence of any event which would be covered by this
Section 5(e).
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     Section 5.  Notices.
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     Any notice or other document required or permitted to be given or delivered to the holder of record of the Warrant shall be (i) delivered personally; (ii) mailed first class postage prepaid, or (iii) sent by overnight courier, next day delivery, to such holder at the last address shown on the books of the Corporation maintained for the registry and transfer of the Bonus Warrant. Any notice or other document required or permitted to be given or delivered to the Corporation shall be (i) delivered personally; (ii) mailed first class postage prepaid or (iii) sent by overnight courier, next day delivery, to the principal office of the Corporation at 885 Third Avenue, New York, New York 10022-4834, or to its offices in the Western Industrial Zone, P.O. Box 641, Bet Shemesh 99000, Israel, or delivered to such other address within the United States of America as shall have been furnished by the Corporation to the holder of record of the Warrant.

     Section 6.  Governing Law.  This Warrant shall be governed by and construed
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under the internal laws of the State of Delaware (except for the conflict of laws rules thereof). Any disputes with respect to this Warrant shall be resolved by litigation in the Courts of the State of Delaware. The Corporation and the holder of this Warrant each hereby irrevocably submit to the jurisdiction of said Court and agree that neither will sue in connection with any matter covered under this Warrant in any other court.

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     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed in its name by a duly authorized officer.

     Dated:

                                        ELECTRIC FUEL CORPORATION


                                        By:__________________________